Exhibit 99.1

Press Release

July 28, 2022

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES SECOND QUARTER NET INCOME, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported second quarter 2022 net income of $12.7 million, or $0.75 per diluted common share, compared to second quarter 2021 net income of $13.2 million, or $0.79 per diluted common share. For the first six months of 2022, net income was $25.9 million, or $1.54 per diluted common share, compared to $25.0 million, or $1.49 per diluted common share, for the first six months of 2021. On July 27, 2022, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on August 24, 2022, to stockholders of record on August 10, 2022.

The Company recorded a negative provision for loan losses of $1.75 million for the three months ended June 30, 2022, compared to a negative provision for loan losses of $2.0 million for the three months ended June 30, 2021. The negative provision in 2022 was due primarily to the reversal of a specific reserve on an impaired loan. The impaired loan, which had a specific reserve of $2.5 million, was settled in the second quarter of 2022 resulting in a charge off of $451 thousand.

Income tax expense for the second quarter of 2022 included a one-time increase in state income tax expense related to the June 2022 enactment of changes in the Iowa bank franchise tax rates. This legislation reduces the Iowa bank franchise tax rate applied to apportioned income for 2023 and future years. This future reduction in the state tax rate required the Company to reduce net deferred tax assets as of June 30, 2022 by $671 thousand and in turn, caused the one-time increase in 2022 tax expense.

Total assets were $3.5 billion at June 30, 2022, compared to $3.3 billion at June 30, 2021.

David Nelson, President and Chief Executive Officer of the Company, commented, “West Bancorporation, Inc. has entered the current inflationary and volatile interest rate environment from a position of financial strength. Our credit quality is pristine and we continue to see opportunities for high quality loan growth. While we have seen deposit balances decline during the second quarter of 2022, we believe this is largely attributable to customers using their own liquidity to fund business transactions, instead of using debt, and customers seeking higher yielding term investment options.”

David Nelson added, “The ground breaking ceremony for our new corporate headquarters in West Des Moines, Iowa last month was attended by representatives from the city of West Des Moines, the West Des Moines Chamber of Commerce, the Iowa Division of Banking and the Iowa Bankers Association. Our relationships with community partners is something we are very proud of. The new corporate headquarters is another representation of our commitment to our customers, our employees and the communities we serve as we continue our pursuit of excellence.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, July 29, 2022. The telephone number for the conference call is 844-200-6205 with access code 258647. A recording of the call will be available until August 12, 2022, by dialing 866-813-9403 with access code 431517.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the continuing effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures, including from non-bank competitors such as “fintech” companies; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government, including recent and anticipated interest rate increases; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	June 30, 2022	June 30, 2021
Assets
Cash and due from banks	$26,174	$31,978
Federal funds sold	766	238,845
Securities available for sale, at fair value	731,970	601,462
Federal Home Loan Bank stock, at cost	15,532	10,189
Loans	2,573,129	2,309,527
Allowance for loan losses	(25,434)	(28,042)
Loans, net	2,547,695	2,281,485
Premises and equipment, net	41,807	30,753
Bank-owned life insurance	44,072	43,146
Other assets	66,775	30,902
Total assets	$3,474,791	$3,268,760

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$690,335	$703,691
Interest-bearing:
Demand	472,919	487,642
Savings	1,360,020	1,391,231
Time of $250 or more	87,086	46,660
Other time	232,091	196,065
Total deposits	2,842,451	2,825,289
Federal funds purchased	133,000	3,605
Other borrowings	255,751	165,744
Other liabilities	27,400	27,596
Stockholders’ equity	216,189	246,526
Total liabilities and stockholders’ equity	$3,474,791	$3,268,760

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
CONSOLIDATED STATEMENTS OF INCOME	2022	2021	2022	2021
Interest income
Loans, including fees	$24,848	$23,139	$48,134	$47,177
Securities	3,982	2,607	7,729	4,810
Other	67	75	149	144
Total interest income	28,897	25,821	56,012	52,131
Interest expense
Deposits	3,146	1,995	5,297	3,872
Federal funds purchased	157	1	157	2
Other borrowings	1,355	975	2,491	2,286
Total interest expense	4,658	2,971	7,945	6,160
Net interest income	24,239	22,850	48,067	45,971
Provision for loan losses	(1,750)	(2,000)	(2,500)	(1,500)
Net interest income after provision for loan losses	25,989	24,850	50,567	47,471
Noninterest income
Service charges on deposit accounts	585	578	1,165	1,160
Debit card usage fees	507	511	979	953
Trust services	622	691	1,251	1,343
Increase in cash value of bank-owned life insurance	236	240	463	460
Loan swap fees	—	42	—	42
Realized securities gains, net	—	36	—	40
Other income	328	417	809	982
Total noninterest income	2,278	2,515	4,667	4,980
Noninterest expense
Salaries and employee benefits	6,410	5,672	12,708	11,280
Occupancy	1,242	1,199	2,328	2,427
Data processing	656	617	1,280	1,219
FDIC insurance	289	426	626	830
Other expenses	2,669	2,612	4,986	5,041
Total noninterest expense	11,266	10,526	21,928	20,797
Income before income taxes	17,001	16,839	33,306	31,654
Income taxes	4,334	3,600	7,455	6,663
Net income	$12,667	$13,239	$25,851	$24,991

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2022
2nd Quarter	$0.76	$0.75	$0.25	$27.51	$22.88
1st Quarter	0.80	0.78	0.25	32.60	27.07

2021
4th Quarter	$0.72	$0.71	$0.24	$34.50	$29.30
3rd Quarter	0.77	0.76	0.24	31.98	26.26
2nd Quarter	0.80	0.79	0.24	29.90	23.92
1st Quarter	0.71	0.70	0.22	26.78	18.86
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended June 30,		Six Months Ended June 30,
SELECTED FINANCIAL MEASURES	2022	2021	2022	2021
Return on average assets	1.45%	1.65%	1.48%	1.59%
Return on average equity	22.81%	22.20%	21.83%	21.50%
Net interest margin on a FTE basis (1)	2.93%	2.99%	2.89%	3.08%
Efficiency ratio (1)(2)	41.96%	41.11%	41.05%	40.43%

			As of June 30,
			2022	2021
Nonperforming assets to total assets (2)			0.01%	0.45%
Allowance for loan losses ratio			0.99%	1.21%
Allowance for loan losses ratio, excluding PPP loans (1)(3)			0.99%	1.26%
Tangible common equity ratio			6.22%	7.54%
(1) Non-GAAP financial measures - see reconciliation below
(2) A lower ratio is more desirable
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Nonperforming assets to total assets - total nonperforming assets divided by total assets.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This press release contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$24,239	$22,850	$48,067	$45,971
Tax-equivalent adjustment (1)	326	270	655	499
Net interest income on a FTE basis (non-GAAP)	24,565	23,120	48,722	46,470
Average interest-earning assets	3,362,313	3,102,649	3,397,021	3,041,519
Net interest margin on a FTE basis (non-GAAP)	2.93%	2.99%	2.89%	3.08%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$24,565	$23,120	$48,722	$46,470
Noninterest income	2,278	2,515	4,667	4,980
Adjustment for realized securities gains, net	—	(36)	—	(40)
Adjustment for losses on disposal of premises and equipment, net	9	5	27	29
Adjusted income	26,852	25,604	53,416	51,439
Noninterest expense	11,266	10,526	21,928	20,797
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	41.96%	41.11%	41.05%	40.43%

			As of June 30,
			2022	2021
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)			$2,573,129	$2,309,527
Less: PPP loans			(3,196)	(84,573)
Loans, net of PPP loans (non-GAAP)			2,569,933	2,224,954
Allowance for loan losses			25,434	28,042
Allowance for loan losses ratio, excluding PPP loans (non-GAAP) (3)			0.99%	1.26%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.
(3)    Management believes that presenting the allowance for loan losses as a percentage of total loans excluding PPP loans is useful in assessing the credit quality of the Company’s core portfolio.